 Exhibit 99.1

Medovex Corporation Regains Compliance With Nasdaq Minimum Stockholders' Equity Listing Requirement

ATLANTA, GA--(Marketwired - Mar 2, 2017) - Medovex Corp. (NASDAQ: MDVX), a developer of medical technology products, today announced that on March 1, 2017, Nasdaq issued a determination that the company has evidenced compliance with the minimum $2.5 million stockholders' equity requirement for continued listing on The Nasdaq Capital Market. Like all NASDAQ listed companies, the Company's future periodic reports are subject to review for continued compliance with NASDAQ listing rules.

About Medovex

Medovex was formed to acquire and develop a diversified portfolio of potentially ground breaking medical technology products. Criteria for selection include those products with potential for significant improvement in the quality of patient care combined with cost effectiveness. The Company's first pipeline product, the DenerveX device, is intended to provide long lasting relief from pain associated with facet joint syndrome at significantly less cost than currently available options. To learn more about Medovex Corp., visit www.medovex.com

Safe Harbor Statement

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION

●	Medovex Corp. Jason Assad 470-505-9905 Email Contact